Comparison of change in value of $10,000 investment in Dreyfus Balanced Fund, Inc.
with the Standard & Poor's 500 Composite Stock Price Index, the Lehman Brothers Aggregate Bond Index, and the Customized Blended Index

EXHIBIT A:

                                Standard &
                Dreyfus         Poor's 500     Lehman Brothers   Customized
   PERIOD       Balanced     Composite Stock      Aggregate        Blended
               Fund, Inc.     Price Index *      Bond Index *      Index *

  9/30/92        10,000           10,000            10,000         10,000
  8/31/93        10,888           11,384            10,967         11,217
  8/31/94        11,730           12,006            10,801         11,517
  8/31/95        13,961           14,577            12,022         13,518
  8/31/96        14,686           17,306            12,516         15,258
  8/31/97        18,808           24,336            13,768         19,587
  8/31/98        18,245           26,312            15,223         21,370
  8/31/99        21,779           36,786            15,345         26,542
  8/31/00        24,528           42,786            16,505         29,943
  8/31/01        22,597           32,355            18,543         27,042
  8/31/02        19,386           26,536            20,047         25,000

* Source: Lipper Inc.